January 28, 2007

Board of Trustees
AIM Growth Series
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re: Initial Capital Investment in New Portfolios of
    AIM Growth Series (the "Fund")

Ladies and Gentlemen:

We are purchasing shares of the Fund for the purpose of providing initial investment for six new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for each portfolio:

                          FUND                           AMOUNT        DATE
                          ----                           ------        ----
INITIAL INVESTMENT

AIM Independence Now Fund - Class A Shares               $10.00  January 28, 2007
AIM Independence Now Fund - Class B Shares               $10.00  January 28, 2007
AIM Independence Now Fund - Class C Shares               $10.00  January 28, 2007
AIM Independence Now Fund - Class R Shares               $10.00  January 28, 2007
AIM Independence Now Fund - Institutional Class Shares   $10.00  January 28, 2007

AIM Independence 2010 Fund - Class A Shares              $10.00  January 28, 2007
AIM Independence 2010 Fund - Class B Shares              $10.00  January 28, 2007
AIM Independence 2010 Fund - Class C Shares              $10.00  January 28, 2007
AIM Independence 2010 Fund - Class R Shares              $10.00  January 28, 2007
AIM Independence 2010 Fund - Institutional Class Shares  $10.00  January 28, 2007

AIM Independence 2020 Fund - Class A Shares              $10.00  January 28, 2007
AIM Independence 2020 Fund - Class B Shares              $10.00  January 28, 2007
AIM Independence 2020 Fund - Class C Shares              $10.00  January 28, 2007
AIM Independence 2020 Fund - Class R Shares              $10.00  January 28, 2007
AIM Independence 2020 Fund - Institutional Class Shares  $10.00  January 28, 2007

January 28, 2007
Page 2


                          FUND                            AMOUNT        DATE
                          ----                           -------        ----
AIM Independence 2030 Fund - Class A Shares              $ 10.00  January 28, 2007
AIM Independence 2030 Fund - Class B Shares              $ 10.00  January 28, 2007
AIM Independence 2030 Fund - Class C Shares              $ 10.00  January 28, 2007
AIM Independence 2030 Fund - Class R Shares              $ 10.00  January 28, 2007
AIM Independence 2030 Fund - Institutional Class Shares  $ 10.00  January 28, 2007

AIM Independence 2040 Fund - Class A Shares              $ 10.00  January 28, 2007
AIM Independence 2040 Fund - Class B Shares              $ 10.00  January 28, 2007
AIM Independence 2040 Fund - Class C Shares              $ 10.00  January 28, 2007
AIM Independence 2040 Fund - Class R Shares              $ 10.00  January 28, 2007
AIM Independence 2040 Fund - Institutional Class Shares  $ 10.00  January 28, 2007

AIM Independence 2050 Fund - Class A Shares              $ 10.00  January 28, 2007
AIM Independence 2050 Fund - Class B Shares              $ 10.00  January 28, 2007
AIM Independence 2050 Fund - Class C Shares              $ 10.00  January 28, 2007
AIM Independence 2050 Fund - Class R Shares              $ 10.00  January 28, 2007
AIM Independence 2050 Fund - Institutional Class Shares  $ 10.00  January 28, 2007

SEED MONEY

AIM Independence Now Fund - Class A Shares               $50,000  January 29, 2007
AIM Independence Now Fund - Class B Shares               $50,000  January 29, 2007
AIM Independence Now Fund - Class C Shares               $50,000  January 29, 2007
AIM Independence Now Fund - Class R Shares               $50,000  January 29, 2007
AIM Independence Now Fund - Institutional Class Shares   $50,000  January 29, 2007

AIM Independence 2010 Fund - Class A Shares              $50,000  January 29, 2007
AIM Independence 2010 Fund - Class B Shares              $50,000  January 29, 2007
AIM Independence 2010 Fund - Class C Shares              $50,000  January 29, 2007
AIM Independence 2010 Fund - Class R Shares              $50,000  January 29, 2007
AIM Independence 2010 Fund - Institutional Class Shares  $50,000  January 29, 2007

AIM Independence 2020 Fund - Class A Shares              $50,000  January 29, 2007
AIM Independence 2020 Fund - Class B Shares              $50,000  January 29, 2007
AIM Independence 2020 Fund - Class C Shares              $50,000  January 29, 2007
AIM Independence 2020 Fund - Class R Shares              $50,000  January 29, 2007
AIM Independence 2020 Fund - Institutional Class Shares  $50,000  January 29, 2007

AIM Independence 2030 Fund - Class A Shares              $50,000  January 29, 2007
AIM Independence 2030 Fund - Class B Shares              $50,000  January 29, 2007
AIM Independence 2030 Fund - Class C Shares              $50,000  January 29, 2007
AIM Independence 2030 Fund - Class R Shares              $50,000  January 29, 2007
AIM Independence 2030 Fund - Institutional Class Shares  $50,000  January 29, 2007

January 28, 2007
Page 3


AIM Independence 2040 Fund - Class A Shares              $50,000  January 29, 2007
AIM Independence 2040 Fund - Class B Shares              $50,000  January 29, 2007
AIM Independence 2040 Fund - Class C Shares              $50,000  January 29, 2007
AIM Independence 2040 Fund - Class R Shares              $50,000  January 29, 2007
AIM Independence 2040 Fund - Institutional Class Shares  $50,000  January 29, 2007

AIM Independence 2050 Fund - Class A Shares              $50,000  January 29, 2007
AIM Independence 2050 Fund - Class B Shares              $50,000  January 29, 2007
AIM Independence 2050 Fund - Class C Shares              $50,000  January 29, 2007
AIM Independence 2050 Fund - Class R Shares              $50,000  January 29, 2007
AIM Independence 2050 Fund - Institutional Class Shares  $50,000  January 29, 2007

We understand that the initial net asset value per share for each portfolio named above will be $10.00.

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

A I M ADVISORS, INC.


-------------------------------------
Philip A. Taylor
President